KemPharm

APADAZ® License Agreement with KVK Tech, Inc.

October 30, 2018

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements about our plans to develop and commercialize our product candidates, anticipated milestone and royalty payments, planned collaboration activities with our strategic partners, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. These and other risks concerning our business are described in additional detail in our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2018, and our other Periodic and Current Reports filed with the SEC. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Further, the information contained in this presentation speaks only as the date hereof. While we may elect to update the information in this presentation in the future, we disclaim any obligation to do so except to the extent required by applicable law.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

APADAZ® License Agreement Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer
- **Gordon K. “Rusty” Johnson** – Chief Business Officer

APADAZ® License Agreement

✓ **KemPharm enters into a definitive license agreement with KVK Tech, Inc. for the commercialization of APADAZ**

- KVK Tech is granted the exclusive right for all commercial, manufacturing, packaging and distribution activities for APADAZ in the U.S. and will be responsible for regulatory and commercialization-related expenses
- KemPharm eligible to receive up to an estimated $3.4 million in pre-launch payments and cost reimbursements, including a $2.0 million milestone payment upon initial formulary adoption of APADAZ
- KemPharm has the potential to receive an aggregate of up to $53 million in additional milestone payments tied to specified net sales levels
- Net profit share of up to 50% between KemPharm and KVK Tech
- Responsibility for API costs and other materials for manufacturing, validation batches, inventory investments and other launch-specific costs are shifted to KVK Tech

KVK Tech, Inc.

✓ **KVK Tech is one of the largest controlled substance manufacturers and distributors in the U.S.**

- Private company founded in 2004
- 12,000 square foot, state-of-the art controlled substance vault is one of the largest in the U.S.; capable of handing CI through CV products
- Current overall capacity of more than 3.5 billion tablets annually, and actively expanding capacity to more than 15 billion tablets by 2020
- Manufacturing expertise in oral solids/liquids, nasals, topicals and sterile injectables, ophthalmics and biologics; excellent compliance history and mastery of niche, high barrier-to-entry products
- Strong reputation for dependable, high-quality supply with limited stock-outs; winner of supplier of the year awards from key customers including Cardinal Health, Express Scripts, Econodisc and Optisource

APADAZ® Commercialization Strategy

KVK is expected to continue the same strategy for commercializing APADAZ; approach not expected to require the establishment of a large field sales force

Non-traditional PBM and MCO Partnerships

- Pre and post-launch activities include outreach and plan adoption by pharmacy benefit managers (PBM's), managed care organizations (MCO's) and integrated delivery networks (IDN's) for exclusive utilization of APADAZ as an alternative to currently available hydrocodone/acetaminophen products.
- Offer price parity with available generic products in exchange for a preferred formulary position, including most favorable co-pay where possible
- Utilize existing communication systems among PBMs and MCOs and employ novel approaches for outreach to build awareness
- Launch to initially focus on regional "pilots" within a variety of payer types (i.e. commercial, Medicaid, etc.) as early as 2H 2019

KemPharm’s Next Steps

- Accelerate preparation for anticipated 2H 2019 APADAZ® commercial launch
  - Begin technology transfer to KVK including transfer of NDA
  - KVK to initiate validation batches in preparation of commercial launch
  - Support KVK to initiate regional pilot launches as early as 2H 2019
- Assess KemPharm’s opioid development pipeline
  - Oxycodone/APAP IR (generic Percocet®)
  - Oxycodone IR (generic Roxicodone®)
- Advance KemPharm’s internally-developed candidate pipeline
- File KP415 NDA as early as Q1 2019
- Continue to focus on partnering KP415 and KP484

KemPharm

APADAZ® License Agreement with KVK Tech, Inc.

October 30, 2018